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                                                                  EXHIBIT 10(18)















                             CNA SURETY CORPORATION
                           DEFERRED COMPENSATION PLAN

                             EFFECTIVE APRIL 1, 2000




























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                             CNA SURETY CORPORATION
                           DEFERRED COMPENSATION PLAN

                             Effective April 1, 2000

                              Preamble and Purpose

     CNA Surety Corporation hereby establishes the CNA Surety Corporation Deferred Compensation Plan, effective April 1, 2000. The Company intends to establish and maintain the Plan as an unfunded, nonqualified deferred compensation plan for a select group of management or highly compensated employees, and intends that the Plan constitute a "top-hat" plan within the meaning of Section 201(2) of ERISA.

     The purpose of the Plan is to permit designated employees of the Company and participating affiliates to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to defer compensation to which they will become entitled in the future.

                                    ARTICLE I

                                   Definitions

     1.1 "Account" means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant under the Plan.

     1.2 "Administrator" means Western Surety Company or such other person, entity or committee appointed by the Company's president to administer the Plan.

     1.3 "Beneficiary" means the person or persons designated by a Participant or otherwise entitled to receive any undistributed amount credited to the Participant's Account upon the death of the Participant.

     1.4 "Code" means the Internal Revenue Code of 1986, as amended.

     1.5 "Company" means CNA Surety Corporation, a corporation duly organized under the laws of the State of Delaware.

     1.6 "Compensation" means "Compensation" as that term is defined in the CNA Surety Corporation 401(k) Plan, as amended from time to time, provided however, that for purposes of this Plan, "Compensation" shall include a Participant's salary reduction contributions under the CNA Surety Corporation 401(k) Plan, a Participant's salary reduction deferrals under this Plan, and shall not be limited by Code section 401(a)(17).

     1.7 "Deferral Agreement" means the written agreement between a Participant and the Employer whereby the Participant elects to defer a portion of the Participant's Compensation pursuant to the terms of the Plan.

     1.8 "Disability" means "Disability" as that term is defined in the CNA Surety Corporation 401(k) Plan, as amended from time to time.


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     1.9 "Effective Date" means April 1, 2000.

     1.10 "Elective Contribution" means the amount credited to a Participant's Account pursuant to a Deferral Agreement.

     1.11 "Eligible Employee" means any employee employed on or after the Effective Date by the Employer and designated by the Employer's board of directors as eligible for participation in the Plan. An employee's designation as an "Eligible Employee" may be revoked by the Employer's board of directors at any time.

     1.12 "Employer" means the Company and any Related Company that adopts the Plan with the Company's consent as provided in Section 7.1.

     1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.14 "Hour of Service" means "Hour of Service" as that term is defined in the CNA Surety Corporation 401(k) Plan, as amended from time to time.

     1.15 "Investment Funds" means the investment funds designated by the Company which, when selected by a Participant, shall be used to measure the investment experience credited to the Participant's Account.

     1.16 "Matching Contribution" means the amount credited to a Participant's Account by the Employer pursuant to Section 4.2 of the Plan.

     1.17 "Participant" means an Eligible Employee who satisfies the requirements of Section 2.1 of the Plan.

     1.18 "Plan" means the CNA Surety Corporation Deferred Compensation Plan, as amended from time to time.

     1.19 "Plan Year" means the calendar year.

     1.20 "Profit Sharing Contribution" means the amount credited to a Participant's Account by the Employer pursuant to Section 4.4 of the Plan.

     1.21 "Related Company" means any corporation or business organization which is a member of a controlled group of corporations which includes the Company (as determined under Code Section 414(b)); a corporation or business organization which is under common control with the Company (as determined under Code Section 414(c)); any corporation or business organization which is a member of an affiliated service group that includes the Company (as determined under Code
Section 414(m); and any other entity required to be aggregated with the Company under Treasury regulations to be issued under Code Section 414(o).

     1.22 "Termination of Employment" means a Participant's separation from service of the Employer by reason of resignation, retirement, discharge or death.



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                                   ARTICLE II

                                  Participation

     2.1 Commencement of Participation.

          (a) Each employee who (i) is an Eligible Employee on the Effective Date and (ii) has completed and executed a Deferral Agreement prior to the Effective Date shall become a Participant on the Effective Date.

          (b) Each employee of the Employer who is not an Eligible Employee (i) on the Effective Date, or (ii) at the time his employment with the Employer commences, but who subsequently becomes an Eligible Employee, shall become a Participant on the January 1 coincident with or next following the date on which such employee becomes an Eligible Employee; provided such Eligible Employee shall have completed and executed a Deferral Agreement.

          (c) Each employee of the Employer who (i) first commences employment on a date subsequent to the Effective Date and (ii) is designated an Eligible Employee as of such employment commencement date shall become a Participant as soon as reasonably practicable following the date on which such Eligible Employee submits a Deferral Agreement to the Administrator; provided however, that such Eligible Employee submits a Deferral Agreement to the Administrator within thirty (30) days of his employment commencement date.

          (d) An Eligible Employee who fails or declines to submit a Deferral Agreement may subsequently become a Participant on the January 1 coincident with or next following the date on which such Eligible Employee submits a Deferral Agreement to the Administrator. An Eligible Employee's failure to submit a Deferral Agreement prior to his first entry date shall not preclude such Eligible Employee's future participation in the Plan.

     2.2 Resumption of Participation Following Reemployment. If a Participant ceases to be an Eligible Employee by reason of a Termination of Employment and thereafter returns to the employ of the Employer and is again designated as an Eligible Employee, such individual shall be treated as a newly-hired Eligible Employee and may again become a Participant upon satisfying the requirements of
Section 2.1.

     2.3 Cessation or Resumption of Participation Following a Change in Status. If a Participant

          (a) continues in the employ of the Employer but ceases to be an Eligible Employee, or

          (b) continues in the employ of the Employer as an Eligible Employee but elects to discontinue Elective Contributions,



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such individual shall continue to be a Participant in the Plan until the entire balance of the Participant's Account has been distributed; provided, the individual shall not be entitled to make Election Contributions or receive an allocation of Matching Contributions during the period that such individual is not actively participating in the Plan.

                                   ARTICLE III

                              Participant Accounts

     3.1 Establishment of Accounts. The Employer shall maintain an Account for each Participant employed by such Employer for the purpose of recording the current value of Elective Contributions, Matching Contributions, Profit Sharing Contributions, and any investment experience credited thereto. All Accounts shall be maintained in United States currency on the books of the Employer as an Employer liability; provided, the Employer shall be under no obligation to segregate any assets to provide for such liabilities. The Company's obligation under this Plan shall be an unfunded and unsecured promise to pay. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of the Participants or create any fiduciary relationship between the Company and the Participants or their Beneficiaries. To the extent that any person acquires a right to receive benefits under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company.

     3.2 Valuation of Accounts. The value of each Participant's Account shall equal the sum of (a) the Elective Contributions credited to the Participant's Account, (b) the Matching Contributions credited to the Participant's Account,
(c) the Profit Sharing Contributions credited to the Participant's Account, and
(d) the investment experience credited to the Participant's Account. The value of a Participant's Account shall be further reduced by any distributions from the Account. The Administrator shall furnish Participants with a statement of their Accounts at least once per Plan Year.

                                   ARTICLE IV

                                  Contributions

     4.1 Elective Contributions. The Employer shall reduce the Compensation of each Participant by the Elective Contribution specified in the Participant's Deferral Agreement and credit such Elective Contribution to the Participant's Account. Once executed, the Deferral Agreement shall be effective to defer Compensation relating to all services performed by the Participant for the Plan Year for which it is executed, and shall remain in effect until a subsequent Deferral Agreement is executed; provided, however, that in the case of (a) the initial Plan Year, if the effective date is later than January 1 of such Plan Year, or (b) an employee who first commences employment as an Eligible Employee after the Effective Date, the initial Deferral Agreement shall have prospective application only; provided further, no Participant shall have his or her Compensation reduced pursuant to a Deferral Agreement, or have any amount credited to his or her Account as Elective Contributions or Matching Contributions until such Participant has made the maximum Elective Salary Deferral Contributions to the CNA Surety Corporation 401(k) Plan allowable for such year, taking into consideration the application of the compensation limit of Code section 401(a)(17), the annual pre-tax contribution limit under Code section 402(g) and the annual amount limit under Code section 415. A Participant's subsequent Deferral




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Agreement shall be effective as of the first day of the Plan Year next following its date of execution. A Deferral Agreement shall be deemed to have been revoked if the Participant who executed it ceases to be eligible to participate in the Plan. Participants shall be fully vested in their Elective Contributions at all times but early distributions are subject to a ten percent (10%) withdrawal penalty, as provided in Section 5.5. No Elective Contribution shall be less than 1% of a Participant's Compensation. No Elective Contribution shall be more than 16% of a Participant's Compensation, and the amount of any Compensation that a Participant shall be entitled to defer pursuant to the foregoing shall be reduced by the amount of any Elective Salary Deferral Contributions credited to the Participant's account under the CNA Surety Corporation 401(k) Plan for such Plan Year.

     4.2 Matching Contributions. For each Plan Year, each Employer shall credit a Matching Contribution to the Account of each Participant who has a Deferral Agreement in effect. The amount of the Matching Contribution shall equal the sum of (a) one hundred percent (100%) of the Participant's Elective Contributions for such Plan Year that do not exceed three percent (3%) of the Participant's Compensation; and (b) if the Participant's Elective Contributions exceed three (3%) percent of such Participant's Compensation, 50% of the amount of the Participant's Elective Contributions that exceed three percent of the Participant's Elective Contribution, which do not exceed six percent (6%) of the Participant's Compensation. However, the amount of any Matching Contribution to which a Participant shall be entitled pursuant to the foregoing shall be reduced by the amount of any Matching Contributions credited to the Participant's account under the CNA Surety Corporation 401(k) Plan for such Plan Year.

     4.3 Vesting of Matching Contributions. Subject to the provisions of Section
4.9 hereof, Participants shall be fully vested in the Matching Contributions credited to their Accounts but early distributions are subject to a ten percent (10%) withdrawal penalty, as provided in Section 5.5.

     4.4 Profit Sharing Contributions. (a) For each Plan Year, a Participant's Employer shall credit to the Account of such Participant a Profit Sharing Contribution equal to the product of (a) the amount of the Participant's Compensation for such Plan Year, multiplied by (b) the "Profit Sharing Percentage" for such Plan Year; provided however, that the amount of any Profit Sharing Contribution to which a Participant shall be entitled pursuant to the foregoing shall be reduced by the amount of any Profit Sharing Contributions credited to the Participant's account under the CNA Surety Corporation 401(k) Plan for such Plan Year. "Profit Sharing Percentage" means the profit sharing percentage (expressed as a percentage of compensation) established by the Company's Board of Directors for the CNA Surety Corporation 401(k) Plan for such Plan Year.

          (b) If the initial Plan Year is less than 12 months, this Section 4.4(b) shall apply. A Participant's Profit Sharing Contribution for an initial Plan Year of less than twelve months shall be determined as provided under
Section 4.4(a) except that the Participant's Profit Sharing Percentage shall be multiplied by the amount of the Participant's Compensation paid during the entire calendar year that includes such Plan Year.





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     4.5 Vesting of Profit Sharing Contributions. Subject to the provisions of
Section 4.9 hereof, Participants shall be fully vested in the Profit Sharing Contributions credited to their Accounts but early distributions are subject to a ten percent (10%) withdrawal penalty, as provided in Section 5.5.

     4.6 Timing of Crediting. All Elective Contributions under the Plan shall be credited to the Accounts of Participants as soon as reasonably practicable following the payday to which such contributions relate; provided, the Employer shall credit such contributions no later than the 15th business day of the month following the month in which occurred the payday to which such contributions relate. All Matching Contributions under the Plan shall be credited to the Accounts of Participants no later than the 15th day of the third month following the close of the Plan Year to which they relate. All Profit Sharing Contributions under the Plan shall be credited to the Accounts of Participants no later than the due date, including extensions, for filing the Employer's federal income tax return for the fiscal year of the Employer to which the Profit Sharing Contributions relate.

     4.7 Crediting of Investment Experience. A Participant may select one or more Investment Funds by which the investment experience credited to the Participant's Account shall be measured. A Participant may periodically reallocate the investment of his Account among the Investment Funds. Until a Participant's Account is completely distributed, each Participant's Account shall be adjusted periodically, as specified by the Administrator but no less than annually, to reflect (a) the investment experience of the Investment Fund or Funds which the Participant has selected, and (b) any reallocation of the Participant's Account among the Investment Funds during the period. Nothing in this Section 4.7 shall require the Participant's Employer to actually invest money in the Investment Funds designated by a Participant. The Administrator shall establish such rules and procedures governing the manner, frequency and timing of Investment Fund selections by Participants, and such rules and procedures may change in the Administrator's sole discretion prospectively without consent of the Participants.

     4.8 Nonalienability. The benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntary or involuntary, and any attempt to cause such benefits to be subjected shall not be recognized, except to the extent as may be required by applicable law.

     4.9 Forfeiture on Account of Misconduct. Notwithstanding any other provision of the Plan, the Administrator, at the direction of the board of directors of the Company, shall direct that the portion of a Participant's Account consisting of Matching Contributions and Profit Sharing Contributions be forfeited to the extent of any direct financial loss to a Employer that the board of directors of the Company determines has been caused by the Participant's embezzlement, theft, conviction of any felony crime or other gross misconduct.





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                                    ARTICLE V

                                  Distributions

     5.1 Manner of Distribution. The vested amount credited to a Participant's Account shall be distributed to him (or, in the event of his death before distribution, to his Beneficiary) in (a) a single sum, (b) in a series of five
(5) equal annual installments, or (c) in a combination of (i) a single sum payment, and (ii) five (5) equal annual installments, as elected by the Participant in his Deferral Agreement. A Participant may change his or her distribution election in accordance with rules and procedures established by the Administrator in its sole discretion; provided, however, that to be effective, any change in a distribution election must be made at least six (6) months prior to the Participant's Distribution Date described in Section 5.2 hereof. If the Participant fails to make any distribution election, the vested amount credited to the Participant's Account shall be distributed in the form of a single sum payment.

     5.2 Distribution Date. The distribution of the Participant's Account shall commence as soon as reasonably practicable following the earliest of (a) the date of the Participant's Termination of Employment, and (b) the date on which the Participant is determined to have suffered a Disability.

     5.3 Facility of Payment. If at any time any distributee is, in the sole judgment and discretion of the Administrator, legally, physically, or mentally incapable of receiving any distribution due to such distributee, the distribution may be made to the guardian or legal representative of the distributee, or, if none exists, to any other person or institution that, in the Administrator's sole judgment and discretion, will apply the distribution in the best interests of the intended distributee. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

     5.4 Designation or Change of Beneficiary. As part of completing a Deferral Agreement, each Eligible Employee shall designate one or more Beneficiaries and successor Beneficiaries by completing a Beneficiary designation form. A Participant may change any Beneficiary designation in accordance with such rules and procedures established by the Administrator in its sole discretion. The consent of the Participant's current Beneficiary shall not be required for a change of Beneficiary, and no Beneficiary shall have any rights under this Plan except as provided by its terms. The rights of a Beneficiary who predeceases the Participant shall immediately terminate upon the Beneficiary's death, unless the Participant specified otherwise. Unless a different Beneficiary has been designated in accordance with this Section 5.4, the Beneficiary of any Participant who is lawfully married on the date of the Participant's death shall be the Participant's surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary shall be the Participant's estate.

     5.5 Early Distribution. At any time prior to the Distribution Date set forth in Section 5.2 hereof, a Participant may elect to receive all or a portion of such Participant's current Account balance in the form of a lump sum cash payment. However, a Participant shall irrevocably forfeit to the Company ten percent (10%) of each distribution made pursuant to this Section 5.5. An early distribution of a Participant's Account shall be made as soon as reasonably practicable following the Administrator's receipt of the Participant's written request.




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     5.6 Unforeseeable Emergency. Notwithstanding any other provision of this
Plan to the contrary, a Participant may receive a distribution of a portion of his or her Account in the event of an approved hardship due to an Unforeseeable Emergency. "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Code Section 152(a)), (ii) a loss of the Participant's property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that constitute an "Unforeseeable Emergency" shall be determined by the Administrator on a case by case basis; provided, payment shall not be made in the event that such hardship is or may be relieved:

     (1) Through reimbursement or compensation by insurance or otherwise;

     (2) by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship; or

     (3) by cessation of Elective Contributions under the Plan.

The need to send a Participant's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. A Participant may request a distribution due to Unforeseeable Emergency by submitting a written request to the Administrator accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Administrator shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a hardship distribution due to an Unforeseeable Emergency is approved, the distribution shall be limited to an amount sufficient to meet the severe financial hardship. The allowed distribution shall not be subject to the ten percent (10%) withdrawal penalty for early distributions, and shall be payable in a method determined by the Administrator in its sole discretion as soon as reasonably practicable following approval of such distribution.

     5.7 Taxes. The Plan Administrator shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employer.

                                   ARTICLE VI

                      Amendment and Termination of the Plan

     6.1 Company's Right to Amend or Terminate Plan. The Company may in its sole discretion, at any time and from time to time, amend in whole or in part, any of the provisions of this Plan or may terminate it as a whole with respect to any Participant or group of Participants. Any such amendment shall be binding upon all Participants and their Beneficiaries and all other parties in interest.

     6.2 Form of Amendment. Any amendment or termination of the Plan shall be effectuated by a written resolution of the board of directors of the Company, and shall become effective as of the date specified therein.




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     6.3 Restriction on Retroactive Amendments. No amendment may be made that retroactively deprives a Participant of any amount credited to his Account before the date of the amendment.

     6.4 Distribution upon Termination. Upon termination of the Plan, no further Elective Contributions or Matching Contributions shall be made under the Plan. Accounts of Participants shall continue to be governed by the terms of the Plan as in effect on the date of termination, until distributed in accordance with the terms of the Plan. Notwithstanding the foregoing, the Company in its sole discretion may provide for the immediate distribution of all Accounts in the form of a single lump sum payment.

                                   ARTICLE VII

                      Adoption of Plan by Related Companies

     7.1 Adoption of the Plan. A Related Company may, with the approval of the board of directors of the Company, and by written resolution of its own board of directors, adopt the Plan. From and after the date as of which such Related Company shall adopt the Plan, it shall be included within the meaning of the term "Employer" for all purposes hereunder.

     7.2 Withdrawal of a Participating Employer. A participating Employer may, by resolution of its board of directors, withdraw from the Plan as of any date upon ninety (90) days advance written notice to the Administrator. If an Employer shall cease to exist, it shall automatically be withdrawn from participation in the Plan unless a successor organization adopts the Plan in accordance with Section 7.1. Upon the withdrawal of a participating Employer, such Employer shall distribute each applicable Participant's vested Account as though his employment terminated on the date of withdrawal in accordance with
Article V of the Plan.

                                  ARTICLE VIII

                               Plan Administration

     8.1 Generally. The Plan shall be administered by the Administrator. If the president of the Company establishes an administrative committee to serve as the Administrator, the president may terminate the administrative committee, reduce its membership or may remove any member of the administrative committee at any time in his sole discretion, with or without cause, and may fill any vacancy. Any person appointed by the president to serve as a member of an administrative committee may resign by delivering a written resignation to the president of the Company. Any such resignation shall become effective upon its receipt by the president or on such other date as is agreed by the president and the resigning person. If the president of the Company appoints an administrative committee, the administrative committee shall act by a majority of its members in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Administrator may adopt such rules and regulations as it deems desirable for the conduct of its affairs and the administration of the Plan.

     8.2 Powers of the Administrator. In carrying out its duties with respect to the general administration of the Plan, the Administrator shall have, in addition to any other powers conferred by the Plan or by applicable law, the following powers:




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          (a) to maintain the Plan's Accounts and all records necessary for the administration of the Plan;

          (b) to interpret and construe the provisions of the Plan and to make and publish such rules and regulations for the administration of the Plan as are not inconsistent with the terms thereof;

          (c) to establish and modify the method of accounting for the Plan;

          (d) to employ legal counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

          (e) to perform any other acts which are necessary for the proper and efficient administration of the Plan.

     8.3 Indemnification of Administrator. The Employer shall indemnify and hold harmless the Administrator against any and all expenses and liabilities arising out of the Administrator's action or failure to act in its capacity as Administrator, excepting only expenses and liabilities arising out of the Administrator's own willful misconduct or gross negligence. The right of indemnification shall be in addition to any other legal rights to which the Administrator may be entitled. The liabilities and expenses against which the Administrator shall be indemnified hereunder by the Employer shall include, without limitation, the amount of any settlement or judgment costs, legal counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against the Administrator or settlement thereof.

     8.4 Right to Settle Claims. The Employer may, at its own expense and in its sole discretion, settle any claim asserted or proceeding brought against the Administrator.

     8.5 Claims Procedure. If a dispute arises between the Administrator and a Participant or Beneficiary over the amount of benefits payable under the Plan, such claims for benefits shall be subject to the claims procedures set forth in the CNA Surety Corporation 401(k) Plan, as amended from time to time.

     8.6 Expenses of the Administrator. All reasonable expenses of the Administrator incurred in connection with the administration of the Plan shall be paid by the Employer.











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                                   ARTICLE IX

                                  Miscellaneous

     9.1 No Employment Guarantee. Neither the establishment of the Plan, any modification thereof, the creation of any fund or account, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Administrator except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any Participant be modified in any way affected hereby. Accordingly, participation in the Plan shall not give any Participant a right to be retained in the employ of the Employer or derogates from the right of the Employer to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

     9.2 No Rights Under Plan Except as Set Forth Herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

     9.3 Governing Law. This Plan shall be interpreted and construed in accordance with ERISA, and to the extent not preempted thereby, the laws of the State of Illinois.

     9.4 Headings. The headings used in the Plan are for convenience only, shall not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan. All provisions of the Plan shall be construed as if no captions had been used in the Plan.

     9.5 Construction. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicated otherwise.

     9.6 Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions shall remain in full force and effect and shall be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

         IN WITNESS WHEREOF, the Company has caused this document to be executed by its ________________, this ____ day of __________________________, 2000.

                                    CNA SURETY CORPORATION

                                    By: ____________________________

                                    Its:  ____________________________





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